Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL ANNOUNCES PROJECTED PRELIMINARY UNAUDITED REVENUE FOR THE

YEAR ENDED DECEMBER 31, 2023 AND PLANS TO ANNOUNCE FOURTH QUARTER AND YEAR END 2023

RESULTS AND ISSUE FISCAL YEAR 2024 GUIDANCE ON FEBRUARY 28, 2024

●	2023 reported preliminary unaudited revenue in the range of approximately $1.255 billion - $1.259 billion, up approximately 9.0% - 9.4% year-over-year
●	2023 preliminary unaudited constant currency revenue* in the range of up approximately 9.6% - 9.9% year over year
●	2023 financial results and 2024 guidance to be released February 28, 2024

*  Constant currency revenue is a non-GAAP financial measure. A reconciliation of this financial measure to its most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measure” below.

SOUTH JORDAN, Utah, January 8, 2024 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced projected preliminary unaudited revenue in the range of approximately $1.255 to $1.259 billion for the year ended December 31, 2023, a projected increase of approximately 9.0% to 9.4% compared to revenue reported for the year ended December 31, 2022. Projected preliminary unaudited constant currency revenue for the year ended December 31, 2023, increased in the range of approximately 9.6% to 9.9% compared to the prior year period.

Merit plans to announce its financial results for the fourth quarter and year ended December 31, 2023, and issue fiscal year 2024 guidance after the close of the stock market on Wednesday, February 28, 2024. Merit plans to hold its investor conference call on the same day (Wednesday, February 28, 2024) at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific).

To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details.

A live webcast and slide deck can be accessed using this link. A link to both register for the conference call and view the webcast will be made available at www.merit.com.

Non-GAAP Financial Measure

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measure of constant currency revenue referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations.

Merit’s management team uses this non-GAAP financial measure to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider this non-GAAP measure in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider the non-GAAP measure used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. This non-GAAP financial measure generally excludes some, but not all, items that may affect Merit’s net income. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by management about which items are excluded. The non-GAAP financial measure used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliation of the non-GAAP financial measure to its most directly comparable GAAP financial measure included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The preliminary approximate constant currency revenue adjustment of $6.4 million to preliminary approximate reported revenue for the twelve-month period ended December 31, 2023 was calculated using the applicable average foreign exchange rates for the twelve-month period ended December 31, 2022.

Non-GAAP Financial Measure Reconciliation

The following table sets forth supplemental financial data and corresponding reconciliation of non-GAAP constant currency revenue to Merit’s corresponding financial measure prepared in accordance with GAAP for the twelve-month period ended December 31, 2023.

Reconciliation of Preliminary Approximate Reported Revenue Range to Preliminary Approximate Constant Currency Revenue Range (Non-GAAP)

(Unaudited; in thousands except percentages)

		Year Ended
		December 31,
	% Change	2023	2022
Preliminary Approximate Reported Revenue Range	9.0 - 9.4%	$1,255,000 - 1,259,000	$1,150,981

Add: Impact of foreign exchange		6,400	—

Preliminary Approximate Constant Currency Revenue (a)	9.6 - 9.9%	$1,261,400 - 1,265,400	$1,150,981

(a)	A non-GAAP financial measure. For a definition of this non-GAAP financial measure, see the section of this release entitled “Non-GAAP Financial Measure.”

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,100 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s projected revenue and constant currency revenue (non-GAAP) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties associated with Merit’s integration of products acquired from AngioDynamics, Inc. and Bluegrass Vascular Technologies, Inc. (“BVT”) and its ability to achieve anticipated financial results, product development and other anticipated benefits of those acquisitions; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the European Union Medical Device Regulation, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and other factors referenced in the 2022 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

Merit does not, as a matter of course, publicly disclose projected preliminary revenue, whether on an annual or quarterly basis, due to the unpredictability of the underlying assumptions and estimates. Merit’s announcement of projected preliminary unaudited revenue information in this release should not be regarded as an indication that Merit considered, or now considers, projected preliminary revenue information to be material or to be a reliable prediction of actual future results, and the projected preliminary revenue information set forth in this release should not be relied upon as such. Readers should not expect Merit to make similar disclosures of projected preliminary revenue information in the future.

Merit cautions that the projected preliminary unaudited revenue information set forth in this release is subject to adjustment and based upon subjective decisions and assumptions.  Accordingly, there can be no assurance that the results reflected in the projected preliminary unaudited revenue information will be realized, and actual results may differ materially from those reflected in such projected preliminary revenue information. As a result, the projected preliminary unaudited revenue information should not be relied on as necessarily predictive of Merit’s actual results.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

# # #